NVR, Inc. Announces Third Quarter Results

RESTON, Va., Oct. 21 /PRNewswire-FirstCall/ -- NVR, Inc. (NYSE: NVR), one of the nation's largest homebuilding and mortgage banking companies, announced net income for its third quarter ended September 30, 2010 of $43,944,000, $7.31 per diluted share.  Net income and diluted earnings per share for its third quarter ended September 30, 2010 decreased 39% and 37%, respectively, compared to the 2009 third quarter.  Consolidated revenues for the third quarter of 2010 totaled $676,169,000, a 17% decrease from $814,016,000 for the comparable 2009 quarter.

For the nine months ended September 30, 2010, consolidated revenues were $2,230,887,000, 12% higher than the $1,998,046,000 reported for the same period of 2009.  Net income for the nine months ended September 30, 2010 was $147,307,000, an increase of 12% when compared to the nine months ended September 30, 2009.  Diluted earnings per share for the nine months ended September 30, 2010 was $23.49, an increase of 9% from $21.57 per diluted share for the comparable period of 2009.

Homebuilding

New orders in the third quarter of 2010 decreased 5% to 2,151 units, when compared to 2,255 units in the third quarter of 2009.  The cancellation rate in the quarter ended September 30, 2010 was 18% compared to 14% in the third quarter of 2009 and 12% in the second quarter of 2010.  Settlements decreased in the third quarter of 2010 to 2,127 units, 20% less than the same period of 2009.  The Company's backlog of homes sold but not settled at the end of the 2010 quarter decreased on a unit basis by 7% to 3,790 units and on a dollar basis by 2% to $1,184,488,000 when compared to the same period last year.

Homebuilding revenues for the three months ended September 30, 2010 totaled $661,935,000, 16% lower than the year earlier period.  Gross profit margins decreased to 18.3% in the 2010 third quarter compared to 19.7% for the same period in 2009.  Income before tax from the homebuilding segment totaled $58,419,000 in the 2010 third quarter, a decrease of 41% when compared to the third quarter of the previous year.

New orders for the nine months ended September 30, 2010 totaled 7,650, a 3% increase when compared to the 7,409 units reported for the same period of 2009.  Settlements for the nine months ended September 30, 2010 increased 14% to 7,391 units when compared to the same period of 2009.  Homebuilding revenues totaled $2,186,288,000 for the nine months ended September 30, 2010, 12% higher than the same period of 2009.  Homebuilding segment income for the nine months ended September 30, 2010 was $210,761,000, a 13% increase from the nine months ended September 30, 2009.

Mortgage Banking

Mortgage closed loan production of $497,404,000 for the three months ended September 30, 2010 was 18% lower than the same period last year.  Operating income for the mortgage banking operations during the third quarter of 2010 decreased 56% to $6,471,000, when compared to $14,814,000 reported for the same period of 2009.

About NVR

NVR, Inc. operates in two business segments:  homebuilding and mortgage banking.  The homebuilding unit sells and builds homes under the Ryan Homes, NVHomes, Rymarc Homes and Fox Ridge Homes trade names, and operates in twenty-five metropolitan areas in fourteen states.  For more information about NVR, Inc. and its brands, see www.nvrinc.com, www.ryanhomes.com, www.nvhomes.com, www.foxridgehomes.com, and www.rymarc.com.

Some of the statements in this release made by the Company constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934.  Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should" or "anticipates" or the negative thereof or other variations thereof or comparable terminology, or by discussion of strategies, each of which involves risks and uncertainties.  All statements other than those of historical facts included herein, including those regarding market trends, NVR's financial position, business strategy, the outcome of pending litigation, projected plans and objectives of management for future operations, are forward-looking statements.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements.  Such risk factors include, but are not limited to, general economic and business conditions (on both a national and regional level), interest rate changes, access to suitable financing by NVR and by NVR's customers, competition, the availability and cost of land and other raw materials used by NVR in its homebuilding operations, shortages of labor, weather related slow downs, building moratoria, governmental regulation, the ability of NVR to integrate any acquired business, fluctuation and volatility of stock and other financial markets, mortgage financing availability and other factors over which NVR has little or no control.  The Company has no obligation to update such forward-looking statements.

NVR, Inc. Consolidated Statements of Incom e (in thousands, except per share data) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Homebuilding:
Revenues	$ 661,935	$ 792,510	$ 2,186,288	$ 1,953,327
Other income	3,298	2,222	7,777	6,511
Cost of sales	(540,783)	(636,642)	(1,783,327)	(1,593,512)
Selling, general and administrative	(65,534)	(56,662)	(195,412)	(171,020)
Operating income	58,916	101,428	215,326	195,306
Interest expense	(497)	(2,802)	(4,565)	(8,038)
Homebuilding income	58,419	98,626	210,761	187,268

Mortgage Banking:
Mortgage banking fees	14,234	21,506	44,599	44,719
Interest income	1,555	887	3,803	2,082
Other income	166	215	565	458
General and administrative	(9,203)	(7,486)	(23,007)	(19,719)
Interest expense	(281)	(308)	(841)	(921)
Mortgage banking income	6,471	14,814	25,119	26,619

Income before taxes	64,890	113,440	235,880	213,887

Income tax expense	(20,946)	(41,313)	(88,573)	(82,346)

Net income	$ 43,944	$ 72,127	$ 147,307	$ 131,541

Basic earnings per share	$ 7.65	$ 12.29	$ 24.64	$ 22.83

Diluted earnings per share	$ 7.31	$ 11.59	$ 23.49	$ 21.57

Basic average shares outstanding	5,748	5,866	5,978	5,762

Diluted average shares outstanding	6,011	6,223	6,271	6,098

NVR, Inc. Consolidated Balance Sheets (in thousands, except share and per share data)

	September 30, 2010	December 31, 2009
ASSETS	(unaudited)

Homebuilding:
Cash and cash equivalents	$ 1,053,166	$ 1,248,689
Marketable securities	25,000	219,535
Receivables	10,714	7,995
Inventory:
Lots and housing units, covered under
sales agreements with customers	411,045	337,523
Unsold lots and housing units	72,972	73,673
Land under development	72,856	-
Manufacturing materials and other	5,441	7,522
	562,314	418,718

Assets related to consolidated variable interest entities	22,771	70,430
Contract land deposits, net	91,005	49,906
Property, plant and equipment, net	18,859	20,215
Reorganization value in excess of amounts
allocable to identifiable assets, net	41,580	41,580
Other assets, net	235,154	258,659
	2,060,563	2,335,727

Mortgage Banking:
Cash and cash equivalents	2,303	1,461
Mortgage loans held for sale, net	170,601	40,097
Property and equipment, net	741	446
Reorganization value in excess of amounts
allocable to identifiable assets, net	7,347	7,347
Other assets	8,264	10,692
	189,256	60,043

Total assets	$ 2,249,819	$ 2,395,770

NVR, Inc. Consolidated Balance Sheets (Continued) (in thousands, except share and per share data)

	September 30, 2010	December 31, 2009
LIABILITIES AND SHAREHOLDERS' EQUITY	(unaudited)

Homebuilding:
Accounts payable	$ 145,268	$ 120,464
Accrued expenses and other liabilities	215,507	221,352
Liabilities related to consolidated variable
interest entities	-	65,915
Non-recourse debt related to consolidated variable
interest entities	7,944	-
Customer deposits	70,462	63,591
Other term debt	1,895	2,166
Senior notes	-	133,370
	441,076	606,858

Mortgage Banking:
Accounts payable and other liabilities	22,824	19,306
Note payable	99,241	12,344
	122,065	31,650

Total liabilities	563,141	638,508

Commitments and contingencies

Shareholders' equity:
Common stock, $0.01 par value; 60,000,000
shares authorized; 20,559,671 shares issued as of
both September 30, 2010 and December 31, 2009	206	206
Additional paid-in-capital	937,623	830,531
Deferred compensation trust – 158,894 and
265,278 shares of NVR, Inc. common stock as
of September 30, 2010 and December 31, 2009,
respectively	(27,582)	(40,799)
Deferred compensation liability	27,582	40,799
Retained earnings	3,970,374	3,823,067
Less treasury stock at cost – 14,928,791 and
14,609,560 shares at September 30, 2010 and
December 31, 2009, respectively	(3,221,525)	(2,896,542)
Total shareholders’ equity	1,686,678	1,757,262
Total liabilities and shareholders’ equity	$ 2,249,819	$ 2,395,770

NVR, Inc. Operating Activity (unaudited) (dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Homebuilding data:
New orders (units)
Mid Atlantic (1)	1,193	1,199	3,887	3,823
North East (2)	171	222	650	703
Mid East (3)	559	560	2,187	2,007
South East (4)	228	274	926	876
Total	2,151	2,255	7,650	7,409

Average new order price	$ 306.3	$ 297.1	$ 299.9	$ 291.3

Settlements (units)
Mid Atlantic (1)	1,049	1,388	3,656	3,373
North East (2)	222	260	724	641
Mid East (3)	625	722	2,112	1,668
South East (4)	231	301	899	810
Total	2,127	2,671	7,391	6,492

Average settlement price	$ 311.1	$ 296.3	$ 295.7	$ 300.4

Backlog (units)
Mid Atlantic (1)			2,094	2,226
North East (2)			251	365
Mid East (3)			1,035	1,070
South East (4)			410	420
Total			3,790	4,081

Average backlog price			$ 312.5	$ 296.6

Community count (average)	374	354	368	356
Lots controlled at end of period			51,600	43,700

Mortgage banking data:
Loan closings	$ 497,404	$ 603,317	$ 1,621,997	$ 1,518,229
Capture rate	91%	91%	90%	91%

Common stock information:
Shares outstanding at end of period			5,630,880	5,926,721
Number of shares repurchased	319,073	-	581,046	-
Aggregate cost of shares repurchased	$ 201,209	-	$ 377,293	-

(1) Virginia, West Virginia, Maryland and Delaware

(2) New Jersey and eastern Pennsylvania

(3) Kentucky, western Pennsylvania, New York, Ohio and Indiana

(4) North Carolina, South Carolina, Tennessee and Florida

CONTACT: Dan Malzahn, +1-703-956-4204